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                                                                    EXHIBIT 21.1


                          OmniVision Technology, Inc.

                 Subsidiaries of OmniVision Technology, Inc.
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Name of Subsidiary                                 Jurisdiction of Incorporation
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OmniView Technology International, Ltd.            Cayman Islands

Hao Wei Electronics (Shanghai) Co., Ltd.           Shanghai, China